Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Heska Corporation’s Registration Statements on Form S-8 (File Nos. 333-30951, 333-34111, 333-47129, 333-72155, 333-38138, 333-39448, 333-55112, 333-82096, 333-89738, 333-102871, 333-106679, 333-112701, 333-115995, 333-123196, 333-132916, 333-141737, 333-194120, 333-194122, 333-195734, 333-204036, 333-211567, 333-225112, 333-238006, and 333-238008) and Form S-3 (File No. 333-238005) of our report dated February 28, 2020, except for the effects of the change in segments described in Notes 2 and 18, as to which the date is February 26, 2021, relating to accompanying balance sheet as of December 31, 2019 and the related statements of income, comprehensive income, stockholders' equity, and cash flows for the years ended December 31, 2019 and 2018, the related notes (collectively referred to as the “financial statements”) of Heska Corporation, which appears in this Annual Report on Form 10-K.
/s/ Plante & Moran, PLLC
Denver, Colorado
February 26, 2021